UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 20, 2006

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                        BrainStorm Cell Therapeutics Inc.
             (Exact Name of Registrant as Specified in its Charter)

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
             Washington                          333-61610                          912061053
    (State or Other Jurisdiction          (Commission File Number)                (IRS Employer
         of Incorporation)                                                     Identification No.)
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                           1350 Avenue of the Americas
                            New York, New York 10019
               (Address of Principal Executive Offices) (Zip Code)

                                 (212) 557-9000
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

      On March 20, 2006, BrainStorm Cell Therapeutics Inc. and BrainStorm Cell Therapeutics Ltd. (collectively, the "Company") entered into a Termination Agreement and General Release (the "Termination Agreement") with Dr. Yaffa Beck, the Company's former President and Chief Executive Officer. As previously reported, Dr. Beck resigned from her positions as officer and director of the Company on November 10, 2005.

      Under the Termination Agreement, the Company and Dr. Beck have agreed to terminate their employment relationship effective February 9, 2006. Pursuant to the Termination Agreement, the Company will pay in 10 monthly installments beginning on March 1, 2006 a total of $47,355 to Dr. Beck. In the event that the Company raises an aggregate of $1,000,000 through equity financings after February 9, 2006, the Company will pay the then total outstanding amount in one lump-sum payment. In addition, if the Company is granted certain EC research and development grants as detailed in the Termination Agreement, it will pay Dr. Beck a bonus of $30,000 upon the earlier of (i) 15 days after the Company receives an initial payment of such EC grant of at least $50,000 or (ii) 15 days after the receipt of aggregate proceeds of $1,000,000 from equity financings. Under the Termination Agreement, options granted to Dr. Beck to acquire 800,000 shares of the Company's Common Stock at an exercise price of $0.15 per share are fully vested and are exercisable until February 9, 2010. All other options previously granted to Dr. Beck are forfeited to the Company as of the date of the Termination Agreement.

      Under the Termination Agreement, Dr. Beck released the Company from any and all claims arising out of or related to her employment or termination from employment with the Company, except for (i) claims based on the enforcement of the Termination Agreement, (ii) claims for unemployment payment, (iii) claims based on events occurring after the date of the Termination Agreement and (iv) any right of Dr. Beck under the Company's 2004 Global Share Option Plan with respect to the 800,000 vested stock options granted to Dr. Beck. The Company released Dr. Beck from any and all claims arising out of or related to Dr. Beck's employment or termination from employment with the Company, except for
(i) claims based on the enforcement of the Termination Agreement and (ii) claims based on events occurring after the date of the Termination Agreement.

      The foregoing description is subject to, and qualified in its entirety by, the Termination Agreement filed as an exhibit hereto and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

      In connection with Dr. Beck's resignation and pursuant to the Termination Agreement, as described in Item 1.01 above, the Employment Agreement (the "Employment Agreement"), dated as of November 8, 2004, between Dr. Beck and the Company was terminated effective February 9, 2006, except that Section 5(h) relating to the Company's obligation to maintain directors and officers' liability insurance and Sections 7 and 8 of the Employment Agreement relating to competitive activity, intellectual property and confidential information will remain in effect pursuant to the Termination Agreement. A copy of the Employment Agreement was filed with the Securities and Exchange Commission as Exhibit 10.05 to the Company's Form 8-K filed November 9, 2004.


Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Termination Agreement and General Release, dated March 20, 2006, between the Registrant, BrainStorm Cell Therapeutics Ltd. and Dr. Yaffa Beck.

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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             BRAINSTORM CELL THERAPEUTICS INC.


                                             By:  /s/ Yoram Drucker
                                                  ------------------------------
Date: March 22, 2006                              Yoram Drucker
                                                  Chief Operating Officer
                                                  (Principal executive officer)


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                                  EXHIBIT INDEX


Exhibit No. Description
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10.1        Termination Agreement and General Release, dated March 20, 2006, between the Registrant, BrainStorm Cell Therapeutics Ltd. and Dr. Yaffa Beck.